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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (Date of earliest event reported):      JUNE 18, 1998



                               SCHLUMBERGER N.V.
                             (Schlumberger Limited)
               (Exact name of registrant as specified in charter)


  NETHERLANDS ANTILLES              001-04601                      52-0684746
(State of Incorporation)     (Commission File No.)     (I.R.S. Employer Identification No.)




 42, RUE SAINT-DOMINQUE          277 PARK AVENUE                   PARKSTRAAT
   PARIS, FRANCE 75007      NEW YORK NEW YORK, USA 10172           THE HAGUE
    (33-1) 4062-1000              (212) 350-9400                THE NETHERLANDS
                                                                    2514 JG
                                                                (31-70) 310-5447

              (Address, including Zip Code, and Telephone Number,
             Including Area Code, of Principal Executive Offices)


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ITEM 5.  OTHER EVENTS.

          On June 18, 1998, Schlumberger Technology Corporation, a Texas corporation and wholly owned subsidiary of Schlumberger Limited ("STC"), Schlumberger OFS, Inc., a Delaware corporation and a wholly owned subsidiary of STC ("Sub"), and Camco International, Inc., a Delaware corporation ("Camco"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Sub with and into Camco, with Camco surviving as a wholly owned subsidiary of STC (the "Merger"). Pursuant to the Merger Agreement, the stockholders of Camco will receive 1.18 shares of common stock, par value $.01 per share, of Schlumberger ("Schlumberger Common Stock") for each share of common stock, par value $.01 per share, of Camco ("Camco Common Stock"). In addition, outstanding options to acquire shares of Camco Common Stock will be converted into options to acquire 1.18 times as many shares of Schlumberger Common Stock at an exercise price per share equal to the old exercise price divided by 1.18. Based on the number of shares of Camco Common Stock and options to acquire Camco Common Stock outstanding on June 8, 1998, approximately
44.8 million shares of Schlumberger Common Stock will be issued in the Merger and an additional 2.4 million shares of Schlumberger Common Stock will be reserved for issuance pursuant to outstanding Camco options.

          Closing under the Merger Agreement is conditioned on, among other things, approval by Camco's stockholders and receipt of all regulatory approvals, including expiration or termination of the waiting period prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. It is intended that the Merger qualify as a tax-free reorganization for federal income tax purposes and as a pooling of interests for accounting purposes.

          Under the Merger Agreement, Camco must pay a termination fee of $90 million if (1) Camco receives a superior proposal (as defined in the Merger Agreement) and elects to terminate the agreement, (2) the Camco Board of Directors recommends or proposes to recommend an alternate proposal and STC exercises it right to terminate the agreement, (3) the Camco Board withdraws, terminates or modifies its recommendation of the agreement in an adverse manner, STC terminates the agreement and Camco consummates an alternative transaction on or before September 30, 1999 or (4) there is an alternative proposal outstanding, the Camco stockholders do not approve the Merger and Camco consummates an alternative proposal on or before September 30, 1999.

          Pursuant to the Transaction Agreement, Schlumberger Limited agrees to sell to STC such number of shares of Schlumberger Common Stock as are required to be delivered to stockholders of Camco under the Merger Agreement and to register those shares with the Securities and Exchange Commission.

    The description of the terms and provisions of the Merger Agreement in this report is qualified in its entirety by reference to the Merger Agreement and the Transaction Agreement that are filed as exhibits hereto and are incorporated herein by this reference. A copy of the press release announcing the signing of the Merger Agreement is filed as Exhibit 99.1 and is incorporated herein by this reference.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

    (c)         Exhibits.

  2.1  -   Agreement and Plan of Merger among Schlumberger Technology
           Corporation, a Texas corporation, Schlumberger OFS, Inc., a Delaware corporation, and Camco International, Inc., a Delaware corporation, dated as of June 18, 1998.

  10.1 - Transaction Agreement between Schlumberger Limited and Camco International, Inc., a Delaware corporation, dated as of June 18, 1998.

  99.1 - Press Release dated June 19, 1998, announcing the signing of the Merger Agreement.

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                                   SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SCHLUMBERGER N.V.
                                      (SCHLUMBERGER LIMITED)



Dated: June 24, 1998                  /s/ David S. Browning
                                      --------------------------------
                                        David S. Browning
                                        Secretary and General Counsel

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                               INDEX TO EXHIBITS



Number                                   Exhibit
------                                   -------

   2.1 Agreement and Plan of Merger among Schlumberger Technology Corporation, a Texas corporation, Schlumberger OFS, Inc., a Delaware corporation, and Camco International, Inc., a Delaware corporation, dated as of June 18, 1998.

  10.1 Transaction Agreement between Schlumberger Limited and Camco International, Inc., a Delaware corporation, dated as of June 18, 1998.

  99.1 Press Release dated June 19, 1998, announcing the signing of the Merger Agreement.